Exhibit 10.26

ALEXION PHARMACEUTICALS, INC.

2004 INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of this              day of                 ,                  (the “Grant Date”), by and between Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and you (the “Optionee”) sets forth the terms and conditions of an Award granted to the Optionee under the Alexion Pharmaceuticals, Inc. 2004 Incentive Plan (the “Plan”).

W I T N E S S E T H:

Pursuant to the Plan, the Company desires to grant to the Optionee, and the Optionee desires to accept, an option to purchase shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), upon the terms and conditions set forth in this Agreement and the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant. The Company hereby grants to the Optionee an option (the “Option”) to purchase such number of shares of Common Stock, at the purchase price per share, in each case, set forth in a letter dated as of the date hereof separately delivered to Optionee together with this Agreement (the “Award Letter”). This Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Restrictions on Exercisability. Except as otherwise provided herein or in the Plan or in an employment or other agreement between the Optionee and the Company or its affiliates, this Option shall become exercisable in accordance with the schedule shown in the Award Letter based upon the Optionee’s continuous employment or other service with the Company or its affiliates following the Grant Date. No shares of Common Stock may be purchased hereunder unless the Optionee shall have remained in the continuous employment or other service of the Company or an affiliate up to and including the specified date shown in the Award Letter from the Grant Date. Unless earlier terminated, this Option shall expire if and to the extent it is not exercised on or prior to the tenth anniversary of the Grant Date (the “Expiration Date”).

3. Exercise and Payment. The Optionee may exercise this Option in whole or in part in accordance with the schedule shown in the Award Letter by delivering to the Company (a) a written notice of such exercise specifying the number of shares of Common Stock that the Optionee has elected to acquire and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any tax withholding obligations with respect to the exercise (unless other arrangements acceptable to the Company are made for the satisfaction of such withholding obligation). The Option exercise price shall be payable in cash or bank or certified check or by such methods in accordance with such procedures as may be authorized or permitted by the Committee from time to time.

4. Rights as Stockholder. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made. The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until shares are issued to the Optionee. Except as otherwise provided herein or in the Plan, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

5. Nontransferability. The Option is not assignable or transferable except upon the Optionee’s death to a Beneficiary. During an Optionee’s lifetime, this Option may be exercised only by the Optionee.

6. Termination of Employment or other Service

(a) Disability or Death. Except as otherwise provided in an employment or other agreement between the Optionee and the Company or its affiliates, if the Optionee’s employment or other service with the Company and its affiliates terminates due to his or her death or Disability, then: (i) that portion of this Option that is not exercisable on the date of termination shall immediately terminate, and (ii) subject to Section 6(b) below, that portion of this Option that is exercisable on the date of termination shall remain exercisable, but only to the extent exercisable on the date of termination, by the Optionee (or the Optionee’s designated beneficiary or legal representative) until the earlier of (x) the first anniversary of the date of termination (or, if the Optionee’s employment or other service is terminated by reason of his or her Disability and the Optionee dies within one year of such termination of employment or other service, the first anniversary of the later death of such disabled Optionee) and (y) the Expiration Date and, to the extent not exercised during such period, shall immediately terminate thereafter.

For purposes of this Agreement, “Disability” shall mean, unless otherwise defined in an employment or other agreement between the Optionee and the Company or its affiliates (in which case, such meaning shall apply), the inability of an Optionee to perform the customary duties of his or her employment or other service for the Company or its affiliates by reason of a physical or mental incapacity which is expected to result in death or to be of indefinite duration.

(b) Termination for Cause or at a Time when Cause Exists. Except as otherwise provided in an employment or other agreement between the Optionee and the Company or its affiliates, if the Optionee’s employment or other service is terminated by the Company or an affiliate for Cause, which in the determination of the Committee justifies termination of this Option, or if, at the time of the Optionee’s termination, grounds for a termination for such Cause exist, then this Option (whether or not then exercisable) shall immediately terminate and cease to be exercisable.

For purposes of this Agreement, “Cause” shall mean, unless otherwise defined in an employment or other agreement between the Optionee and the Company or its affiliates (in which case, such meaning shall apply), the Optionee’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services, unsatisfactory performance of services or material breach of any written agreement between the Optionee and the Company or any of its affiliates. Cause shall be determined by the Company.

(c) Other Termination. Except as otherwise provided in an employment or other agreement between the Optionee and the Company or its affiliates, if the Optionee’s employment or other service with the Company and its affiliates terminates for any reason not covered by Section 6(a) or 6(b) above, then: (i) that portion of this Option that is not exercisable on the date of termination shall immediately terminate, and (ii) subject to Section 6(b) above, that portion of this Option that is exercisable on the date of termination shall remain exercisable, but only to the extent exercisable on the date of termination, by the Optionee until the earlier of (x) the ninetieth day following the date of termination and (y) the Expiration Date and, to the extent not exercised during such period, shall immediately terminate thereafter.

7. Cancellation of Option. Notwithstanding anything herein to the contrary, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict this Option at any time if the Optionee is not in compliance with all material applicable provisions of this Agreement or the Plan, or if the Optionee engages in a Detrimental Activity. Upon exercise of the Option, if requested by the Company the Optionee shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of this Agreement and the Plan and has not engaged in any Detrimental Activity.

For purposes of this Agreement, “Detrimental Activity” shall mean any of the following, unless authorized by the Company: (1) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or its affiliates, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or its affiliates, (2) the disclosure to anyone outside the Company or its affiliates, or the use in other than the Company’s or its affiliates’ business, without authorization from the Company, of any confidential information or material relating to the business of the Company or its affiliates, acquired by the Optionee either during or after employment or other service with the Company or its affiliates, (3) the failure or refusal to disclose promptly and to assign to the Company or its affiliates all right, title and interest in any invention or idea, patentable or not, made or conceived by the Optionee during employment by or other service with the Company or its affiliates, relating in any manner to the actual or anticipated business, research or development work of the Company or its affiliates or the failure or refusal to do anything reasonably necessary to enable the Company or its affiliates to secure a patent where appropriate in the United States and in other countries insofar as any matter referred to in this clause (3) violates any obligation of the Optionee to the Company or its affiliates, or (4) any attempt directly or indirectly to induce any employee of the Company or its affiliates to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or its affiliates.

8. Securities Restrictions. This Option shall not be exercisable for such period as may be required to comply with the Federal securities laws, state “blue sky” laws, an applicable listing requirement of any applicable securities exchange and any other law or regulation applicable to the exercise of this Option, and the Company shall not be obligated to issue or deliver shares of Common Stock hereunder if the issuance or delivery of such shares would constitute a violation of any law or any regulation of any governmental authority or applicable securities exchange.

9. No Employment or Other Service Rights. Nothing in this Agreement shall confer the Optionee any right to continue in the employment or other service of the Company or its affiliates, or in any way interfere with the right of the Company or its affiliates to terminate the employment or other service of the Optionee at any time.

10. Provisions of the Plan. The provisions of the Plan, the terms of which are incorporated in this Agreement, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Optionee acknowledges that he or she received a copy of the Plan prior to the execution of this Agreement.

11. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and, except as otherwise provided in the Plan, may not be modified other than by written instrument executed by the parties.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

ALEXION PHARMACEUTICALS, INC.

By:
Name:
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